UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-35317	45-3591625
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA	15275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-251-0171

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On May 10, 2013, Atlas Resource Partners, L.P. (the “Partnership”) entered into a Distribution Agreement (the “Distribution Agreement”) with Deutsche Bank Securities Inc., as representative of the several banks named therein (the “Agents”).

Pursuant to the Distribution Agreement, the Partnership may sell from time to time through the Agents common units representing limited partner interests (the “Common Units”) of the Partnership having an aggregate offering price of up to $25 million (the “Offering”). Sales of Common Units, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange, the existing trading market for the Common Units, or sales made to or through a market maker other than on an exchange or through an electronic communications network. The Partnership will pay each of the Agents a commission, which in each case shall not be more than 2.0% of the gross sales price of Common Units sold through such Agent. Under the terms of the Distribution Agreement, the Partnership may also sell Common Units from time to time to any Agent as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Common Units to an Agent as principal would be pursuant to the terms of a separate terms agreement between the Partnership and such Agent.

A copy of the Distribution Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreement filed herewith.

The securities will be issued pursuant to the Partnership’s registration statement on Form S-3 (File No. 333-180477), which was declared effective on April 13, 2012, and one or more prospectus supplements thereto.

Certain of the Agents or their affiliates have provided, and may in the future provide, various investment banking and advisory services to the Partnership from time to time for which they have received, and may in the future receive, customary fees and expenses.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Exhibit Description

1.1	Distribution Agreement dated as of May 10, 2013, between Atlas Resource Partners, L.P. and Deutsche Bank Securities Inc., as representative of the several agents.

5.1	Opinion of Ledgewood, P.C.

8.1	Opinion of Ledgewood, P.C. as to certain tax matters

23.1	Consent of Ledgewood, P.C. (included in Exhibit 5.1)

23.2	Consent of Ledgewood, P.C. (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Resource Partners, L.P. By: Atlas Resource Partners GP, LLC, its general parter

Date: May 10, 2013		/s/ Sean P. McGrath
	Name:	Sean P. McGrath
	Title:	Chief Financial Officer